Exhibit 99.1

k

FIRST QUARTER 2025 EARNINGS RESULTS

Sixth Street Specialty Lending, Inc. Reports First Quarter Results; Declares a Second Quarter Base Dividend Per Share of $0.46, and a First Quarter Supplemental Dividend Per Share of $0.06.

NEW YORK — April 30, 2025 — Sixth Street Specialty Lending, Inc. (NYSE: TSLX, or the “Company”) today reported net investment income of $0.62 per share and net income of $0.39 per share for the first quarter ended March 31, 2025. These results correspond to an annualized return on equity (ROE) on net investment income and net income of 14.4% and 9.2%, respectively.

Both net investment income per share and net income per share include $0.04 per share of unwind of previously accrued capital gains incentive fee expenses that were accrued, but not paid or payable, related to cumulative unrealized capital gains in excess of cumulative net realized capital gains less any cumulative unrealized losses and capital gains incentive fees paid inception-to-date. Excluding the impact of the partial reversal or unwind of previously accrued capital gains incentive fee expenses, the Company’s adjusted net investment income and adjusted net income for the quarter ended March 31, 2025, were $54.3 million, or $0.58 per share, and $33.3 million, or $0.36 per share, respectively. These results correspond to an annualized return on equity (ROE) on adjusted net investment income and adjusted net income of 13.5% and 8.3%, respectively.

Reported net asset value (NAV) per share was $17.04 at March 31, 2025 as compared to NAV per share of $17.16 or an adjusted NAV per share of $17.09 at December 31, 2024 (which accounts for the impact of the $0.07 per share fourth quarter 2024 supplemental dividend). The main drivers of this quarter’s NAV per share decline were $0.13 per share related to the reversal of unrealized gains from paydowns and sales and $0.06 per share from the impact of widening credit spreads on the valuation of our portfolio.

The Company announced that its Board of Directors has declared a second quarter 2025 base dividend of $0.46 per share to shareholders of record as of June 16, 2025, payable on June 30, 2025, and a first quarter supplemental dividend of $0.06 per share to shareholders of record as of May 30, 2025, payable on June 20, 2025. Adjusted for the impact of the supplemental dividend related to this quarter’s earnings, the Company’s Q1 adjusted NAV per share was $16.98.

In February, the Company issued $300.0 million aggregate principal amount of unsecured notes that mature on August 15, 2030 (the "2030 Notes"). In connection with the offering, the Company entered into an interest rate swap to better align the interest rate of its liabilities with the Company's investment portfolio, which consists of predominately floating rate loans. As a result of the swap, the Company's effective interest rate on the 2030 Notes is SOFR plus 153 basis points.

In March, the Company completed an amendment to its Revolving Credit Facility, which, among other changes, (a) extended the stated maturity date to March 4, 2030 for $1.525 billion of commitments and (b) decreased the drawn spread and lowered the undrawn fee on the facility.

Net Investment Income Per Share
Q1 2025:	$0.62
Q1 2025 (adjusted):	$0.58

Net Income Per Share
Q1 2025:	$0.39
Q1 2025 (adjusted):	$0.36

Return on Equity
Q1 2025 (NII):	14.4%
Q1 2025 (NI):	9.2%
Q1 2025 (Adj. NII):	13.5%
Q1 2025 (Adj. NI):	8.3%

NAV
Q1 2025 ($MM):	$1,601.3
Q1 2025 (per share):	$17.04
Q1 2025 (per share, adj):	$16.98

Dividends Declared (per share)
Q1 2025 (Base):	$0.46
LTM Q1 2025 (Base):	$1.84
LTM Q1 2025 (Supplemental):	$0.24
LTM Q1 2025 (Total):	$2.08

Portfolio and Investment Activity

For the quarter ended March 31, 2025, new investment commitments totaled $154.4 million. This compares to $479.0 million for the quarter ended December 31, 2024.

For the quarter ended March 31, 2025, the principal amount of new investments funded was $136.8 million across six new portfolio companies and four upsizes to existing portfolio companies. For this period, the Company had $269.6 million aggregate principal amount in exits and repayments. For the quarter ended December 31, 2024, the principal amount of new investments funded was $323.5 million across nine new portfolio companies and seven upsizes to existing portfolio companies. For that period, the Company had $304.7 million aggregate principal amount in exits and repayments.

As of March 31, 2025 and December 31, 2024, the Company had investments in 115 and 116[1] portfolio companies, respectively, with an aggregate fair value of $3,412.0 million and $3,518.4 million, respectively. As of March 31, 2025, the average investment size in each portfolio company was $29.7 million based on fair value.

As of March 31, 2025, the Company’s portfolio based on fair value consisted of 92.9% first-lien debt investments, 1.0% second-lien debt investments, 1.5% mezzanine debt investments, and 4.6% equity and other investments. As of December 31, 2024, the Company’s portfolio based on fair value consisted of 93.9% first-lien debt investments, 0.6% second-lien debt investments, 0.1% structured credit investments, 1.1% mezzanine debt investments, and 4.4% equity and other investments.

As of March 31, 2025, 97.0% of debt investments[2] based on fair value in the portfolio bore interest at floating rates with 100.0% of these subject to reference rate floors. The Company’s credit facilities also bear interest at floating rates. In connection with the Company’s Unsecured Notes, which bear interest at fixed rates, the Company has entered into fixed-to-floating interest rate swaps in order to align the nature of the interest rates of its liabilities with its investment portfolio.

As of March 31, 2025 and December 31, 2024, the weighted average total yield of debt and income-producing securities at fair value (which includes interest income and amortization of fees and discounts) was 12.1% and 12.3%, respectively, and the weighted average total yield of debt and income-producing securities at amortized cost (which includes interest income and amortization of fees and discounts) was 12.3% and 12.5% for the quarter ended March 31, 2025 and December 31, 2024, respectively.

As of March 31, 2025 and December 31, 2024, 1.2% and 1.4% of the portfolio at fair value was on non-accrual status, respectively. No new investments were added to non-accrual status during the quarter.

Q1 2025 Origination Activity
Commitments:	$154.4MM
Fundings:	$136.8MM
Net Payoffs:	$132.9MM

Average Investment Size
$29.7MM
(0.9% of the portfolio at fair value)

First Lien Debt Investments (% FV)
92.9%

Floating Rate Debt Investments[2]
(% FV)
97.0%

Weighted Average Yield of Debt and Incoming-Producing Securities
Yield at Fair Value:	12.1%
Yield at Amortized Cost:	12.3%

1. As of December 31, 2024, includes one structured credit investments with a total fair value of $1.5 million. 2. Calculation includes income earning debt investments only.

RESULTS OF OPERATIONS FOR THE THREE MONTHS ENDED march 31, 2025

Total Investment Income
Total Investment Income

For the three months ended March 31, 2025 and 2024, investment income was $116.3 million and $117.8 million, respectively. The slight decrease in investment income was largely the result of lower interest rates, partially offset by net funding activity and higher activity-based fee income.

$116.3MM

Net Expenses
Net Expenses

Net expenses totaled $57.0 million and $64.6 million for the three months ended March 31, 2025 and 2024, respectively. The decrease in net expenses was primarily due to the downward movement in reference rates which decreased the Company’s weighted average interest rate on average debt outstanding.

$57.0MM

Debt and Capital Resources

As of March 31, 2025, the Company had $47.3 million in cash and cash equivalents (including $42.7 million of restricted cash), total principal value of debt outstanding of $1,889.2 million, and $1,012.8 million of undrawn capacity on its revolving credit facility, subject to borrowing base and other limitations. The Company’s weighted average interest rate on debt outstanding was 6.4% and 7.0% for the three-month periods ended March 31, 2025 and December 31, 2024, respectively. At March 31, 2025, the Company’s debt to equity ratio was 1.18x, compared to 1.22x at December 31, 2024. Average debt to equity was 1.19x for the three-month period ended March 31, 2025, compared to 1.23x for the three-month period ended December 31, 2024.

Total Principal Debt Outstanding
$1,889.2MM

Debt-to-Equity Ratio
	Q1 2025 Quarter End:	1.18x
	Q1 2025 Average[1]:	1.19x
1.
Daily average debt outstanding during the quarter divided by the average net assets during the quarter. Average net assets is calculated by starting with the prior quarter end net asset value and adjusting for capital activity during the quarter (adding common stock offerings / DRIP contributions).

LIQUIDITY AND FUNDING PROFILE

Liquidity

The following tables summarize the Company’s liquidity at March 31, 2025 and changes to unfunded commitments since December 31, 2024.

$ Millions

Revolving Credit Facility[1]		Unfunded Commitment Activity
Revolver Capacity	$1,675	Unfunded Commitments (See Note 8 in 12/31/24 10-Q)	$356
Drawn on Revolver	($639)	Extinguished Unfunded Commitments	($18)
Unrestricted Cash Balance	$5	New Unfunded Commitments	$19
Issued Letters of Credit	($23)	Net Drawdown of Unfunded Commitments	($35)
Total Liquidity (Pre-Unfunded Commitments)	$1,018	Total Unfunded Commitments	$323
Available Unfunded Commitments[2]	($175)	Unavailable Unfunded Commitments[2]	($148)
Total Liquidity (Burdened for Unfunded Commitments)	$843	Available Unfunded Commitments[2]	$175

1.
Includes $150 million of non‐extending commitments with a maturity of April 23, 2027 and a revolving period ending April 24, 2026.
2.
Commitments may be subject to limitations on borrowings set forth in the agreements between the Company and the applicable portfolio company. As a result, portfolio companies may not be eligible to borrow the full commitment amount on such date.

Note: May not sum due to rounding.

Funding Profile

At March 31, 2025, the Company’s funding mix was comprised of approximately 66% unsecured and 34% secured debt. As illustrated below, the Company’s nearest debt maturity is in August 2026 at $300 million, and the weighted average remaining life of investments funded with debt was ~2.3 years, compared to a weighted average remaining maturity on debt of ~4.2 years2.

1.
Includes $150 million of remaining non-extending commitments with a maturity of April 23, 2027 and a revolving period ending April 24, 2026. The amount available may be subject to limitations related to the borrowing base under the Revolving Credit Facility, outstanding letters of credit and asset coverage requirements
2.
Weighted by gross commitment amount.

Note: Numbers may not sum due to rounding.

Conference Call and Webcast

Conference Call Information:

A conference call to discuss the Company’s financial results will be held at 8:30 a.m. Eastern Time on May 1, 2025. The conference call will be broadcast live in listen-only mode on the Investor Resources section of TSLX’s website at https://sixthstreetspecialtylending.gcs-web.com/events-and-presentations. The Events & Presentations page of the Investor Resources section of TSLX’s website also includes a slide presentation that complements the Earnings Conference Call. Please visit the website to test your connection before the webcast.

Research analysts who wish to participate in the conference call must first register at https://register-conf.media-server.com/register/BI7e78a782f1584dd281c1213111e7235b. Upon registration, all telephone participants will receive a confirmation email detailing how to join the conference call, including the dial-in number along with a unique passcode and registrant ID that can be used to access the call.

Replay Information:

A recorded version will be available under the same webcast link (https://sixthstreetspecialtylending.gcs-web.com/events-and-presentations) following the conclusion of the conference call.

Financial Highlights

(Amounts in millions, except per share amounts)

		Three Months Ended
		(unaudited)
	March 31, 2025	December 31, 2024	March 31, 2024
Investments at Fair Value	$3,412.0	$3,518.4	$3,380.0
Total Assets	$3,498.5	$3,582.2	$3,452.0
Net Asset Value Per Share	$17.04	$17.16	$17.17
Supplemental Dividend Per Share	$0.06	$0.07	$0.06
Adjusted Net Asset Value Per Share (1)	$16.98	$17.09	$17.11

Investment Income	$116.3	$123.7	$117.8
Net Investment Income	$58.0	$57.6	$52.4
Net Income	$37.0	$51.0	$47.5
Accrued Capital Gains Incentive Fee Expense	$(3.7)	$(1.0)	$-0.8
Adjusted Net Investment Income (2)	$54.3	$56.6	$51.6
Adjusted Net Income (2)	$33.3	$50.0	$46.7

Net Investment Income Per Share	$0.62	$0.62	$0.59
Net Income Per Share	$0.39	$0.55	$0.53
Accrued Capital Gains Incentive Fee Expense Per Share	$(0.04)	$(0.01)	$(0.01)
Adjusted Net Investment Income Per Share (2)	$0.58	$0.61	$0.58
Adjusted Net Income Per Share (2)	$0.36	$0.54	$0.52

Annualized Return on Equity (Net Investment Income) (3)	14.4%	14.4%	13.8%
Annualized Return on Equity (Net Income) (3)	9.2%	12.8%	12.5%
Annualized Return on Equity (Adjusted Net Investment Income) (2)(3)	13.5%	14.2%	13.6%
Annualized Return on Equity (Adjusted Net Income) (2)(3)	8.3%	12.5%	12.3%

Weighted Average Yield of Debt and Income Producing Securities at Fair Value	12.1%	12.3%	13.8%
Weighted Average Yield of Debt and Income Producing Securities at Amortized Cost	12.3%	12.5%	14.0%
Percentage of Debt Investment Commitments at Floating Rates	97.0%	97.2%	99.6%

1.
Adjusted net asset value per share gives effect to the supplemental dividend declared related to earnings or special dividend in the applicable period.
2.
Adjusted to exclude the capital gains incentive fee that was accrued, but not paid, related to cumulative unrealized capital gains in excess of cumulative net realized capital gains less any cumulative unrealized losses and capital gains incentive fees paid inception to date.
3.
Return on equity is calculated using prior period’s ending net asset value per share.

Financial Statements and Tables

Sixth Street Specialty Lending, Inc.
Consolidated Balance Sheets

(Amounts in thousands, except share and per share amounts)

	March 31,	December 31,
	2025	2024
Assets
Investments at fair value
Non-controlled, non-affiliated investments (amortized cost of $3,352,041 and $3,450,644, respectively)	$3,345,276	$3,453,317
Controlled, affiliated investments (amortized cost of $91,549 and $88,509, respectively)	66,756	65,095
Total investments at fair value (amortized cost of $3,443,590 and $3,539,153, respectively)	3,412,032	3,518,412
Cash and cash equivalents (restricted cash of $42,713 and $22,362, respectively)	47,269	27,328
Interest receivable	31,159	30,518
Prepaid expenses and other assets	8,040	5,967
Total Assets	$3,498,500	$3,582,225
Liabilities
Debt (net of deferred financing costs of $29,646 and $23,837, respectively)	$1,844,837	$1,901,142
Management fees payable to affiliate	12,674	12,953
Incentive fees on net investment income payable to affiliate	11,516	12,013
Incentive fees on net capital gains accrued to affiliate	1,385	5,071
Other payables to affiliate	2,701	3,635
Other liabilities	24,104	39,882
Total Liabilities	1,897,217	1,974,696
Commitments and contingencies (Note 8)
Net Assets
Preferred stock, $0.01 par value; 100,000,000 shares authorized; no shares issued and outstanding	—	—
Common stock, $0.01 par value; 400,000,000 shares authorized, 94,628,608 and 94,325,686 shares issued, respectively; and 93,964,358 and 93,661,436 shares outstanding, respectively	946	943
Additional paid-in capital	1,525,774	1,519,337
Treasury stock at cost; 664,250 and 664,250 shares held, respectively	(10,459)	(10,459)
Distributable earnings	85,022	97,708
Total Net Assets	1,601,283	1,607,529
Total Liabilities and Net Assets	$3,498,500	$3,582,225
Net Asset Value Per Share	$17.04	$17.16

Sixth Street Specialty Lending, Inc.

Consolidated Statements of Operations

(Amounts in thousands, except share and per share amounts)

	Three Months Ended
	March 31, 2025	March 31, 2024
Income
Investment income from non-controlled, non-affiliated investments:
Interest from investments	$104,192	$102,407
Paid-in-kind interest income	5,360	8,108
Dividend income	908	780
Other income	3,459	4,254
Total investment income from non-controlled, non-affiliated investments	113,919	115,549
Investment income from controlled, affiliated investments:
Interest from investments	2,429	2,230
Other income	1	4
Total investment income from controlled, affiliated investments	2,430	2,234
Total Investment Income	116,349	117,783
Expenses
Interest	32,971	39,032
Management fees	13,083	12,597
Incentive fees on net investment income	11,516	10,928
Incentive fees on net capital gains	(3,686)	(845)
Professional fees	1,961	1,751
Directors’ fees	248	220
Other general and administrative	1,337	1,286
Total expenses	57,430	64,969
Management and incentive fees waived (Note 3)	(409)	(398)
Net Expenses	57,021	64,571
Net Investment Income Before Income Taxes	59,328	53,212
Income taxes, including excise taxes	1,350	850
Net Investment Income	57,978	52,362
Unrealized and Realized Gains (Losses)
Net change in unrealized gains (losses):
Non-controlled, non-affiliated investments	(9,438)	(9,315)
Controlled, affiliated investments	(1,379)	(2,381)
Translation of other assets and liabilities in foreign currencies	(11,043)	4,727
Total net change in unrealized gains (losses)	(21,860)	(6,969)
Realized gains (losses):
Non-controlled, non-affiliated investments	1,115	2,234
Foreign currency transactions	(278)	(109)
Total net realized gains (losses)	837	2,125
Total Net Unrealized and Realized Gains (Losses)	(21,023)	(4,844)
Increase (Decrease) in Net Assets Resulting from Operations	$36,955	$47,518
Earnings per common share—basic and diluted	$0.39	$0.53
Weighted average shares of common stock outstanding—basic and diluted	93,669,671	89,032,381

The Company’s investment activity for the quarter ended March 31, 2025 and 2025 presented below (information presented herein is at par value unless otherwise indicated).

	Three Months Ended
($ in millions)	March 31, 2025	March 31, 2024
New investment commitments:
Gross originations (1)	$1,254.9	$5,128.5
Less: Syndications/sell downs (1)	1,100.5	4,864.9
Total new investment commitments	$154.4	$263.6
Principal amount of investments funded:
First-lien	$102.2	$154.5
Second-lien	18.9	2.1
Mezzanine	13.0	1.1
Equity and other	2.7	4.1
Structured Credit	—	1.0
Total	$136.8	$162.8
Principal amount of investments sold or repaid:
First-lien	$267.1	$80.4
Second-lien	—	—
Mezzanine	—	—
Equity and other	1.0	0.3
Structured Credit	1.5	27.9
Total	$269.6	$108.6
Number of new investment commitments in new portfolio companies	6	9
Average new investment commitment amount in new portfolio companies	$21.4	$24.4
Weighted average term for new investment commitments in new portfolio companies (in years)	5.2	6.4
Percentage of new debt investment commitments at floating rates	85.1%	98.7%
Percentage of new debt investment commitments at fixed rates	14.9%	1.3%
Weighted average interest rate of new investment commitments	11.3%	11.8%
Weighted average spread over reference rate of new floating rate investment commitments	7.0%	6.6%
Weighted average interest rate on investments fully sold or paid down	11.8%	12.9%

1.
Includes affiliates of Sixth Street.

About Sixth Street Specialty Lending

Sixth Street Specialty Lending is a specialty finance company focused on lending to middle-market companies. The Company seeks to generate current income primarily in U.S.-domiciled middle-market companies through direct originations of senior secured loans and, to a lesser extent, originations of mezzanine loans and investments in corporate bonds and equity securities. The Company has elected to be regulated as a business development company, or a BDC, under the Investment Company Act of 1940 and the rules and regulations promulgated thereunder. The Company is externally managed by Sixth Street Specialty Lending Advisers, LLC, an affiliate of Sixth Street and a Securities and Exchange Commission (“SEC”) registered investment adviser. The Company leverages the deep investment, sector, and operating resources of Sixth Street, a global investment firm with over $100 billion in assets under management and committed capital. For more information, visit the Company’s website at https://sixthstreetspecialtylending.com.

About Sixth Street

Sixth Street is a global investment firm with over $100 billion in assets under management and committed capital. The firm uses its long-term flexible capital, data-enabled capabilities, and One Team culture to develop themes and offer solutions to companies across all stages of growth. Founded in 2009, Sixth Street has more than 650 team members including over 280 investment professionals around the world. For more information, visit https://sixthstreet.com or follow Sixth Street on LinkedIn.

Forward-Looking Statements

Statements included herein may constitute “forward-looking statements,” within the meaning of the federal securities laws and the Private Securities Litigation Reform Act of 1995, which relate to future events or the Company’s future performance or financial condition. These forward-looking statements can be identified by the use of forward-looking terminology, such as “outlook,” “indicator,” “believes,” “expects,” “potential,” “continues,” “may,” “can,” “will,” “should,” “seeks,” “approximately,” “predicts,” “intends,” “plans,” “estimates,” “anticipates”, “confident,” “conviction,” “identified” or the negative versions of these words or other comparable words thereof. These statements are not guarantees of future performance, conditions or results and involve a number of risks and uncertainties. Actual results may differ materially from those in the forward-looking statements as a result of a number of factors, including those described from time to time in the Company’s filings with the SEC, which are accessible on the SEC’s website at www.sec.gov. Except as otherwise required by federal securities laws, the Company assumes no obligation to update any such forward-looking statements, whether as a result of new information, future developments or otherwise.

Non-GAAP Financial Measures

Adjusted net investment income and adjusted net income are each non-GAAP financial measures, which represent net investment income and net income, respectively, in each case less the impact of accrued capital gains incentive fee expenses. The Company believes that adjusted net investment income and adjusted net income provide useful information to investors regarding the fundamental earnings power of the business, and these figures are used by the Company to measure its financial condition and results of operations. The presentation of this additional information is not meant to be considered in isolation or as a substitute for financial results prepared in accordance with GAAP.

Investors:

Cami VanHorn, 469-621-2033
Sixth Street Specialty Lending
IRTSLX@sixthstreet.com

Media:

Patrick Clifford, 617-793-2004
Sixth Street
PClifford@sixthstreet.com